Exhibit 32.1
CERTIFICATION

In connection with the quarterly report of Benacquista Galleries, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, James Price, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.            The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report.

Date: May 15, 2008	By:	/s/ James Price
James Price
Chief Executive Officer, Chief Financial Officer